Exhibit 23
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the following Registration Statements:
1.	Registration Statements (Form S-3 Nos. 333-155372, 333-155371, 333-128528, 333-106307 and 333-109433) of OXiGENE, Inc.,
2.	Registration Statement (Form S-8 No. 333-05787) pertaining to the Amended and Restated Stock Incentive Plan of OXiGENE, Inc.,
3.	Registration Statements (Form S-8 Nos. 333-92747, 333-32958 and 333-117083) pertaining to the 1996 Stock Incentive Plan of OXiGENE, Inc.,
4.	Registration Statement (Form S-8 No. 333-84870) pertaining to the Compensation Award Stock Agreements Between Registrant and Certain Directors of OXiGENE, Inc.,
5.	Registration Statement (Form S-8 No. 333-85860) pertaining to the Compensation Award Stock Agreement Between Registrant and a certain Director of OXiGENE, Inc.,
6.	Registration Statement (Form S-8 No. 333-84872) pertaining to the Restricted Stock Agreements Between Registrant and Certain Employees and Non-Employees of OXiGENE, Inc. and,
7.	Registration Statement (Form S-8 No. 333-126636) pertaining to the 2005 Stock Plan of OXiGENE, Inc.;
     and in the related Prospectuses of our report dated March 26, 2009, with respect to the consolidated financial statements of OXiGENE, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 26, 2009